ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                FOCUS TRUST, INC.


         FOCUS TRUST, INC., a Maryland corporation, having its principal office in Maryland in the city of Baltimore, Maryland (the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation desires to amend its charter as currently in effect.

         SECOND: That Article SECOND, Section 2.1, shall be amended to read in its entirety as follows:

                  2.1 Name. The name of the corporation is LEGG MASON FOCUS TRUST, INC. (the "Corporation").

         THIRD: That Article FIFTH, Section 5.4, shall be amended by deleting the last full sentence therein and substituting for it a sentence to read as follows:

                  The name of this initial series and the number of shares allocated to it, is as follows:

                  Name of Series           Number of Shares Initially Allocated
                  --------------           ------------------------------------

                  Legg Mason Focus Trust            100,000,000

         FOURTH: The foregoing amendments were approved by a majority of the board of directors at a meeting held on June 25, 1998.

         FIFTH:  The  amendments are limited to changes  expressly  permitted by
Section 2-605 of the Annotated Code of Maryland, Corporations and Associations, to be made without action by the shareholders.


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         SIXTH: The Corporation is registered as an open-end  investment company under the Investment Company Act of 1940.

         The foregoing Articles of Amendment to the Articles of Incorporation will become effective and part of the charter of the Corporation when the Department of Assessments and Taxation accepts them for record.

         IN WITNESS WHEREOF, the undersigned President of Focus Trust, Inc. hereby executes these Articles of Amendment to the Articles of Incorporation on behalf of the Corporation, and hereby acknowledges these Articles of Amendment to the Articles of Incorporation to be the act of the Corporation and further states under the penalties for perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.



Date:    June 25, 1998                      /s/ Edward A. Taber III
                                            ------------------------------------
                                            Edward A. Taber III
                                            President

Attest:  /s/ Kathi D. Bair
         ------------------------
         Kathi D. Bair, Secretary

Baltimore, Maryland (ss)

Subscribed and sworn to before me this 25th day of June, 1998.


/s/ Melody McFaddin
---------------------------------
Notary Public